UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2021

HighPoint Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38435	82-3620361
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

555 17th Street, Suite 3700

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	HPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.03.	Bankruptcy or Receivership.

On March 14, 2021, HighPoint Resources Corporation (“HighPoint” or the “Company”) filed voluntary petitions under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Court”) to effectuate the previously announced prepackaged plan of reorganization (the “Prepackaged Plan”) and consummate the transactions pursuant to the Agreement and Plan of Merger, dated as of November 9, 2020, by and among Bonanza Creek Energy, Inc. (“Bonanza Creek”), HighPoint and Boron Merger Sub, Inc (the “Merger Agreement”). The Company has filed a motion with the Court seeking joint administration of the Chapter 11 Cases under the caption In re HighPoint Resources Corporation, et. al.

The Prepackaged Plan implements the merger and restructuring transactions contemplated under the Merger Agreement and TSA (as defined below). The Prepackaged Plan includes the following key features. Capitalized terms used in the summary below but not otherwise defined herein have the meaning given to such terms in the Prepackaged Plan.

•

Cancellation of Notes Claims in Exchange for Bonanza Creek Common Stock and New Bonanza Creek Senior Notes. Holders of Allowed Notes Claims will receive their pro rata share of (i) 9,314,214 shares of Bonanza Creek common stock, which will constitute approximately 30.4% of the fully diluted aggregate outstanding shares of Bonanza Creek common stock (subject to dilution as contemplated by the terms set forth in the Merger Agreement and the Prepackaged Plan), and (ii) $100 million in principal of newly issued 7.5% senior notes due 2026 of Bonanza Creek.

•

Cancellation of Existing HPR Interests in Exchange for Bonanza Creek Common Stock. Holders of Existing HPR Interests will receive their pro rata share of 490,221 shares of Bonanza Creek common stock, which will constitute approximately 1.6% of the fully diluted aggregate outstanding shares of Bonanza Creek common stock (subject to dilution as contemplated by the terms set forth in the Merger Agreement and the Prepackaged Plan).

•

Exit RBL Facility. The capital structure of Bonanza Creek following the consummation of the transactions contemplated by the Prepackaged Plan will include a senior secured credit facility with aggregate available commitments (drawn and undrawn, collectively) of not less than $250 million in principal amount. Allowed RBL Claims are unimpaired under the Prepackaged Plan.

•

Operational Claims Unimpaired. Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Secured Claims, Allowed Other Priority Claims, and Allowed General Unsecured Claims are unimpaired under the Prepackaged Plan.

HighPoint has filed customary motions with the Court seeking a variety of “first-day” relief, including authority to pay owner royalties, employee wages and benefits, and certain vendors and suppliers in the ordinary course for goods and services provided.

The consummation of the Prepackaged Plan will be subject to confirmation by the Court in addition to other conditions set forth in the Prepackaged Plan, the Merger Agreement, the Transaction Support Agreement (the “TSA”), dated as of November 9, 2020, by and among HighPoint, HighPoint OpCo, Fifth Pocket Production, LLC, certain consenting holders of the 2022 Notes and 2025 Notes, and certain consenting HighPoint stockholders, and related transaction documents.

The foregoing description of the Prepackaged Plan does not purport to be complete and is qualified in its entirety by reference to the complete Prepackaged Plan, which is filed as Annex I to Bonanza Creek’s Prospectus, dated as of February 10, 2021, and which forms part of a Registration Statement of Bonanza Creek on Form S-4 (File No. 333-251402). The foregoing descriptions of the Merger Agreement and TSA do not purport to be complete and are qualified in their entirety by reference to the complete Merger Agreement and TSA, each of which is filed as Exhibit 2.1 and Exhibit 10.2, respectively, to HighPoint’s Current Report on Form 8-K, dated as of November 9, 2020.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the documents governing the following debt instruments (the “Debt Documents”):

•

$140 million of outstanding borrowings under the Fourth Amended and Restated Credit Agreement, dated as of September 14, 2018, among the Company, as guarantor, HighPoint Operating Corporation, as borrower (“HighPoint OpCo”), Fifth Pocket Production, LLC and the banks named therein, as amended by the First Amendment, dated as of May 21, 2020, and Second Amendment, dated as of November 2, 2020;

•

$350 million in aggregate principal amount of HighPoint OpCo’s 7.0% Senior Notes due October 15, 2022 (the “2022 Notes”), issued pursuant to that certain Indenture (the “Base Indenture”), dated July 8, 2009, by and among HighPoint OpCo, the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated March 12, 2012, by and among HighPoint OpCo, the Trustee, and the subsidiary guarantors party thereto, as amended and supplemented to the date hereof; and

•

$275 million in aggregate principal amount of 8.75% Senior Notes due June 15, 2025 (the “2025 Notes”), issued pursuant to that certain Indenture, dated April 28, 2017, by and among HighPoint OpCo, the Trustee, and the subsidiary guarantors party thereto, as amended and supplemented to the date hereof.

The Debt Documents provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Documents are automatically stayed as a result of the Chapter 11 Cases and the creditors’ rights of enforcement in respect of the Debt Documents are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01.	Regulation FD Disclosure

Press Release

In connection with the filing of the Chapter 11 Cases, the Company issued a press release on March 14, 2021, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases can be found at a website maintained by the Company’s claims and noticing agent, Epiq Corporate Restructuring, LLC, at https://dm.epiq11.com/highpoint, by calling (855) 914-4726 (for U.S. calls) and (503) 520-4495 (for calls originating outside of the U.S.), or by sending an email to highpointinfo@epiqglobal.com. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.	Other Events.

Cautionary Note Regarding the Company’s Securities

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 Cases.

Forward-Looking Statements and Cautionary Statements

Certain statements in this Current Report on Form 8-K concerning the Chapter 11 Cases, including any statements regarding the expected timetable for completion of the Chapter 11 Cases, the results, effects, benefits and synergies of the transactions contemplated by the Merger Agreement, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding HighPoint’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

Whether actual results and developments will conform with HighPoint’s expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to, risks attendant to the bankruptcy process, including HighPoint’s ability to obtain court approvals with respect to motions filed or other requests made to the Court throughout the course of the Chapter 11 Cases, the outcomes of court rulings and the Chapter 11 Cases in general and the length of time that the Company may be required to operate in bankruptcy; the effects of the Chapter 11 Cases, including increased legal and other professional costs necessary to effectuate the Prepackaged Plan, on the Company’s liquidity (including the availability of operating capital during the pendency of the Chapter 11 Cases), results of operations or business prospects; the actions and decisions of creditors, regulators and other third parties that have an interest in the Chapter 11 Cases, which may interfere with the ability to confirm and consummate the Prepackaged Plan; and the effects of the Chapter 11 Cases on the interests of various constituents. Expectations regarding business outlook of the combined business, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. HighPoint does not assume any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description of Exhibits

99.1	Press Release dated as of March 14, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2021	HIGHPOINT RESOURCES CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President - General Counsel and Secretary